Exhibit 99.2



    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

        This  Certificate is being  delivered  pursuant to the  requirements  of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

        The undersigned, who is the Chief Financial Officer of Cox Technologies, Inc. ("Company") hereby certifies as follows:

        The Annual Report of Form 10-K of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:       7-29-03                          /s/ John R. Stewart
         -----------------                 ----------------------------
                                            John R. Stewart
                                            Chief Financial Officer
                                            and Secretary


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